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                                                                EXHIBIT 5.1


                                (205) 930-5108

                              November 25, 1997

Meadowcraft, Inc.
1401 Meadowcraft Road
Birmingham, Alabama 35215

                  Re:      Registration Statement on Form S-1
                           Pursuant to Rule 462(b) of the
                           Securities Act of 1933

Gentlemen:

         We have acted as your counsel in connection with the preparation of a registration statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on November 25, 1997 pursuant to Rule 462(b) of the Securities Act of 1933, as amended, (the "Registration Statement"), in connection with the registration of up to 115,000 additional shares of Common Stock, $.01 par value (the "Shares"), of Meadowcraft, Inc., a Delaware corporation (the "Company"), which are to be sold to the underwriters represented by A.G. Edwards & Sons, Inc. (the "Representative"), pursuant to the Underwriting Agreement between the Company and the Representative (the "Underwriting Agreement") filed as Exhibit 1 to the Registration Statement on Form S-1 filed with the Commission on August 7, 1997, as subsequently amended.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable.




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Meadowcraft, Inc.
November 25, 1997
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement, and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.
                                                      Very truly yours,


                                                      SIROTE & PERMUTT, P.C.